JANUS INTERNATIONAL GROUP REPORTS SECOND QUARTER 2022 FINANCIAL RESULTS

Delivered 42.2% revenue growth, including 27.4% organic improvement

Delivered over 41% increase in Adjusted EBITDA to $50.7 million; Net Income grew to $22.8 million

Sequential Adjusted EBITDA margin improvement of approximately 100 basis points from Q1 2022 and over 200 basis points from Q4 2021

Sequential Net Income growth of approximately 16% from Q1 2022 and over 122% from Q4 2021

Raises full-year 2022 revenue and Adjusted EBITDA outlook

TEMPLE, GA, August 16, 2022 – Janus International Group, Inc. (NYSE: JBI) (“Janus” or the “Company”), a leading provider of cutting-edge access control technologies and building product solutions for the self-storage and other commercial and industrial sectors, today announced financial results for the second quarter ended July 2, 2022.

Second Quarter 2022 Highlights

•Revenues of $247.7 million, a 42.2% increase compared to $174.2 million for the second quarter of 2021, driven primarily by strong performance across all sales channels, including Commercial and Other up 81.6%, Restore, Rebuild & Replace (“R3”) up 34.3%, and New Construction up 17.3%, along with a $25.8 million contribution from the 2021 acquisitions of DBCI and ACT.

•Adjusted EBITDA (defined as net income plus the corresponding add-backs shown in the Adjusted EBITDA reconciliation tables below) of $50.7 million, a 41.1% increase compared to $35.9 million for the second quarter of 2021, driven by increased revenue from all sales channels, partially offset by incremental general and administrative expenses. Adjusted EBITDA as a percentage of revenues was 20.5%, a decrease of approximately 10 basis points from the prior year period due primarily to higher costs impacting raw material, labor and logistics in advance of commercial actions and productivity initiatives taking full effect, as well as incremental costs associated with being a public company. However, as a result of volume growth, productivity initiatives and commercial actions, Adjusted EBITDA margins increased by approximately 100 basis points over the first quarter of 2022 and over 200 basis points over the fourth quarter of 2021.

•Net income was $22.8 million, or $0.16 per diluted share, compared to a $1.7 million loss, or $(0.02) per diluted share in the second quarter of 2021.

•Adjusted Net Income (defined as Net Income plus the corresponding tax-adjusted add-backs shown in the Adjusted Net Income reconciliation tables below) of $24.8 million, up 20.4% compared to $20.6 million in the second quarter of 2021. Adjusted Net Income per diluted share was $0.17, compared to $0.25 per diluted share in the prior year quarter. The decrease in Adjusted Net Income per diluted share versus the prior year quarter was due to the increase in the weighted average number of outstanding shares as a result of the business combination in June of 2021, partially offset by higher Adjusted Net Income.

•Operating cash flow of $18.4 million compared to $19.3 million in the second quarter of 2021. Free cash flow was $16.0 million compared to $17.6 million in the second quarter of 2021,

reflecting continued strong free cash flow conversion of 65% of Adjusted Net Income, despite the continued investments in working capital to support the ongoing growth of the business.

•Quarter end leverage ratio of 3.9x – a decrease of 0.4x from Q1 2022, with continued focus on de-levering the business towards goal of 2.5x - 3.5x.

Ramey Jackson, Chief Executive Officer, stated, “The strong momentum we established to start the year continued in the second quarter. We once again generated substantial year-over-year revenue growth from all of our sales channels, led again by particular strength in our Commercial and Other and R3 sales channels. We were particularly pleased to see a second consecutive quarter of strong sequential EBITDA margin improvement, highlighting how the commercial actions and the cost savings initiatives we have undertaken are yielding impressive results.”

Mr. Jackson continued, “Even as macroeconomic concerns around inflation, currency, labor availability, and supply chains persist, high occupancy rates in the self-storage industry continue to support pricing power for our customers that in turn is driving increasing levels of investment in both existing and new facilities. With our market-leading product offerings and solutions across self-storage, commercial, and industrial end markets, and supported by our strong cash generation profile, we are well situated to benefit from these tailwinds. Given the strong first half results, our expectations for the balance of the year, and a focus on driving continued margin improvement, we are pleased to raise our full-year 2022 outlook.”

2022 Financial Outlook:

Based on the Company’s current business outlook, Janus is raising its full-year 2022 outlook as follows:

•Revenue in a range of $940 million to $960 million, up from the previous range of $890 million to $910 million. The new range represents a 26.6% increase at the midpoint as compared to 2021 levels.

•Adjusted EBITDA in a range of $204 million to $211 million, up from the previous range of $193 million to $200 million. The new range represents a 40.0% increase at the midpoint as compared to 2021 levels.

About Janus International Group

Janus International Group, Inc. (www.JanusIntl.com) is a leading global manufacturer and supplier of turn-key self-storage, commercial and industrial building solutions, including: roll-up and swing doors, hallway systems, re-locatable storage units and facility and door automation technologies. The Janus team operates out of several U.S. locations and six locations internationally.

Conference Call and Webcast

The Company will host a conference call and webcast to review first quarter results, discuss recent events and conduct a question-and-answer session on Tuesday, August 16, 2022, at 10:00 a.m. Eastern time. The live webcast and archived replay of the conference call can be accessed on the Investors section of the Company’s website at www.janusintl.com. For those unable to access the webcast, the conference call will be accessible domestically or internationally, by dialing 1-877-407-0789 or 1-201-689-8562, respectively. Upon dialing in, please request to join the Janus International Group Second Quarter 2022 Earnings Conference Call. To access the replay of the call, dial 1-844-512-2921 (Domestic) and 1-412-317-6671 (International) with pass code 13731298.

Forward Looking Statements

Certain statements in this communication, including the estimated guidance provided under “2022 Financial Outlook” herein, may be considered “forward-looking statements” within the meaning of

Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this communication are forward-looking statements, including, but not limited to statements regarding Janus’s positioning in the industry to strengthen its pipeline and deliver on its objectives and Janus’s belief regarding the demand outlook for Janus’s products and the strength of the industrials markets. When used in this communication, words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions, as they relate to the management team, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Janus’s management, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements.

In addition to factors previously disclosed in Janus’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks of the self-storage industry; (ii) the highly competitive nature of the self-storage industry and Janus’s ability to compete therein; and (iii) the risk that the demand outlook for Janus’s products may not be as strong as anticipated.

There can be no assurance that the events, results, trends or guidance regarding financial outlook identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Janus is not under any obligation and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Janus and is not intended to form the basis of an investment decision in Janus. All subsequent written and oral forward-looking statements concerning Janus or other matters and attributable to Janus or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above and under the heading “Risk Factors” in Janus’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as updated from time to time in amendments and its subsequent filings with the SEC.

Non-GAAP Financial Measures

Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Adjusted EBITDA, Adjusted Net Income, Adjusted Basic EPS, and Adjusted Diluted EPS are non-GAAP financial measures used by Janus to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, Janus believes Adjusted EBITDA, Adjusted Net Income, Adjusted Basic EPS, and Adjusted Diluted EPS provide useful information to investors and others in understanding and evaluating Janus’s operating results in the same manner as its management and board of directors and in comparison with Janus’s peer group companies. In addition, Adjusted EBITDA, Adjusted Net Income, Adjusted Basic EPS, and Adjusted Diluted EPS provide useful measures for period-to-period comparisons of Janus’s business, as they remove the effect of certain non-recurring events and other non-recurring charges, such as acquisitions, and certain variable or non-recurring charges. Adjusted EBITDA is defined as net income excluding interest expense, income taxes, depreciation expense, amortization, and other non-operational, non-recurring items. Adjusted Net Income is defined as net income plus the corresponding tax-adjusted add-backs shown in the Adjusted EBITDA reconciliation. Adjusted Basic earnings (income) per share (EPS) is computed by taking Adjusted Net Income divided by the weighted average number of shares of common stock outstanding during the period. Adjusted Diluted earnings (income) per share (EPS) is computed by dividing Adjusted Net Income by the weighted average number of common shares outstanding plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method. Dilutive potential common shares include stock purchase warrants and contingently issuable shares attributable to the earn-out consideration.

Adjusted EBITDA, Adjusted Net Income, Adjusted Basic EPS, and Adjusted Diluted EPS should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA, Adjusted Net Income, Adjusted Basic EPS, and Adjusted Diluted EPS rather than net income (loss), which is the nearest GAAP equivalent of Adjusted EBITDA and Adjusted Net Income, or Basic EPS and Diluted EPS, which is the nearest equivalent to Adjusted Basic EPS and Adjusted Diluted EPS. These limitations include that the non-GAAP financial measures: (i) exclude depreciation and amortization, and although these are non-cash expenses, the assets being depreciated may be replaced in the future; (ii) do not reflect interest expense, or the cash requirements necessary to service interest on debt, which reduces cash available; (iii) do not reflect the provision for or benefit from income tax that may result in payments that reduce cash available; (iv) exclude non-recurring items (i.e., the extinguishment of debt); and (v) may not be comparable to similar non-GAAP financial measures used by other companies, because the expenses and other items that Janus excludes in the calculation of these non-GAAP financial measures may differ from the expenses and other items, if any, that other companies may exclude from these non-GAAP financial measures when they report their operating results. Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Janus International Group, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(In thousands)

	Three Months Ended		Six Months Ended
	July 2, 2022	June 26, 2021	July 2, 2022	June 26, 2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
REVENUE
Sales of product	$213,969	$140,556	$411,274	$262,253
Sales of services	33,745	33,626	65,960	64,754
Total revenue	247,714	174,182	477,234	327,007
Cost of Sales	163,733	114,988	316,684	214,519
GROSS PROFIT	83,981	59,194	160,550	112,488
OPERATING EXPENSE
Selling and marketing	14,389	10,381	27,739	19,840
General and administrative	29,743	36,936	57,849	56,522
Contingent consideration and earnout fair value adjustments	—	687	—	687
Operating Expenses	44,132	48,004	85,588	77,049
INCOME FROM OPERATIONS	39,849	11,190	74,962	35,439
Interest expense	(8,868)	(7,476)	(17,643)	(15,602)
Other expense	(342)	(919)	(369)	(2,478)
Change in fair value of derivative warrant liabilities	—	(1,929)	—	(1,929)
INCOME BEFORE TAXES	30,639	866	56,950	15,430
Provision (benefit) for Income Taxes	7,802	2,560	14,409	2,405
NET INCOME (LOSS)	$22,837	$(1,694)	$42,541	$13,025
Other Comprehensive Income (Loss)	(3,387)	(37)	(3,901)	274
COMPREHENSIVE INCOME (LOSS)	$19,450	$(1,731)	$38,640	$13,299
Net income (loss) attributable to common stockholders	$22,837	$(1,694)	$42,541	$13,025
Weighted-average shares outstanding, basic and diluted
Basic	146,575,720	81,009,261	146,568,719	73,577,447
Diluted	146,717,937	81,009,261	146,648,306	73,879,851
Net income (loss) per share, basic and diluted
Basic	$0.16	$(0.02)	$0.29	$0.18
Diluted	$0.16	$(0.02)	$0.29	$0.18

Janus International Group, Inc.
Consolidated Balance Sheets
(In thousands)

	July 2,	January 1,
	2022	2022
	(Unaudited)

ASSETS
Current Assets
Cash and cash equivalents	$40,718	$13,192
Accounts receivable, less allowance for credit losses; $6,607 and $5,449, at July 2, 2022 and January 1, 2022, respectively	$132,531	$107,372
Costs and estimated earnings in excess of billing on uncompleted contracts	$21,715	$23,121
Inventory, net	$66,769	$56,596
Prepaid expenses	$8,211	$9,843
Other current assets	$3,288	$4,057
Total current assets	$273,232	$214,181
Right-of-use assets, net	$40,535	$—
Property and equipment, net	$42,557	$41,607
Customer relationships, net	$296,779	$312,199
Tradename and trademarks	$107,403	$107,980
Other intangibles, net	$15,118	$15,861
Goodwill	$368,085	$369,286
Deferred tax asset, net	$60,005	$58,915
Other assets, net	$1,825	$1,973
Total assets	$1,205,539	$1,122,002
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$56,425	$54,961
Billing in excess of costs and estimated earnings on uncompleted contracts	$26,084	$23,207
Current maturities of long-term debt	$8,229	$8,067
Other accrued expenses	$65,958	$54,111
Total current liabilities	$156,696	$140,346
Line of credit	$—	$6,369
Long-term debt, net	$701,883	$703,718
Deferred tax liability, net	$1,827	$749
Other long-term liabilities	$37,620	$2,533
Total liabilities	$898,026	$853,715
STOCKHOLDERS’ EQUITY
Common Stock, 825,000,000 shares authorized, $.0001 par value, 146,639,377 and 146,561,717 shares issued and outstanding at July 2, 2022 and January 1, 2022, respectively	$15	$15
Additional paid-in capital	$279,309	$277,799
Accumulated other comprehensive loss	$(4,850)	$(949)
Accumulated surplus (deficit)	$33,039	$(8,578)
Total stockholders’ equity	$307,513	$268,287
Total liabilities and stockholders’ equity	$1,205,539	$1,122,002

Janus International Group, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended
	July 2, 2022	June 26, 2021
	(Unaudited)	(Unaudited)
Cash Flows Provided By Operating Activities
Net income	$42,541	$13,025
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property and equipment	3,835	2,979
Reduction in carrying amount of right-of-use assets	2,615	—
Intangible amortization	14,871	13,623
Deferred finance fee amortization	1,832	1,487
Provision for losses on accounts receivable	1,158	(666)
Share based compensation	1,510	5,262
Loss on extinguishment of debt	—	2,415
Change in fair value of contingent consideration	—	687
(Gain) Loss on sale of assets	(28)	43
Loss on abandonment of PP&E	571	—
Change in fair value of derivative warrant liabilities	—	1,929
Undistributed (earnings) losses of affiliate	(60)	(105)
Deferred income taxes	—	(768)
Changes in operating assets and liabilities
Accounts receivable	(26,682)	(3,756)
Costs and estimated earnings in excess of billings and billings in excess of costs and estimated earnings on uncompleted contracts	1,406	(5,216)
Prepaid expenses and other current assets	2,481	(2,946)
Inventory	(10,173)	(11,008)
Accounts payable	1,464	15,393
Other accrued expenses	6,971	13,783
Other assets and long-term liabilities	(1,160)	(1,338)
Net Cash Provided By Operating Activities	$43,152	$44,823
Cash Flows Used In Investing Activities
Proceeds from sale of equipment	$45	$79
Purchases of property and equipment	(5,268)	(3,993)
Cash paid for acquisition, net of cash acquired	—	(1,565)
Net Cash Used In Investing Activities	$(5,223)	$(5,479)
Cash Flows Used In Financing Activities
Repayments on line of credit	$(6,369)	$—
Distributions to Janus Midco LLC unitholders	—	(4,174)
Principal payments on long-term debt	(4,034)	(63,238)
Proceeds from merger	—	334,874
Proceeds from PIPE	—	250,000
Payments for transaction costs, net	—	(44,489)
Payments to Janus Midco, LLC unitholders at the business combination	—	(541,710)
Principal payments under capital lease obligations	(66)	—
Payments for deferred financing fees	—	(766)
Cash Used In Financing Activities	$(10,469)	$(69,503)
Effect of exchange rate changes on cash and cash equivalents	$66	$191
Net (Decrease) Increase in Cash and Cash Equivalents	$27,526	$(29,968)
Cash and Cash Equivalents, Beginning of Period	$13,192	$45,255
Cash and Cash Equivalents, End of Period	$40,718	$15,287
Supplemental Cash Flows Information
Interest paid	$18,296	$16,848
Income taxes paid	$11,889	$774
Cash paid for operating leases	$3,832	$—
Fair value of earnout	$—	$687
Fair value of warrants	$—	$1,929
Non-cash investing and financing activities:
Right-of-use assets obtained in exchange for operating lease obligations	$42,380	$—
Right-of-use assets obtained in exchange for finance lease obligations	$706	$—

Janus International Group, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(In thousands)

	Three Months Ended
	July 2, 2022	June 26, 2021	Variance
			$	%

Net Income	$22,837	$(1,694)	$24,531	1448.1%
Interest Expense	8,868	7,476	1,392	18.6%
Income Taxes	7,802	2,560	5,242	204.8%
Depreciation	1,978	1,506	472	31.3%
Amortization	7,646	6,791	855	12.6%
EBITDA	$49,131	$16,639	$32,492	195.3%
Loss (gain) on extinguishment of debt(1)	—	994	(994)	(100.0)%
COVID-19 related expenses(2)	—	13	(13)	(100.0)%
Transaction related expenses(3)	—	10,398	(10,398)	(100.0)%
Facility relocation(4)	517	49	468	955.1%
Share-based compensation(5)	—	5,210	(5,210)	(100.0)%
Acquisition expense(6)	535	—	535	100.0%
Severance and transition costs (7)	500	—	500	100.0%
Change in fair value of contingent consideration(8)	—	687	(687)	(100.0)%
Change in fair value of derivative warrant liabilities(9)	—	1,929	(1,929)	(100.0)%
Adjusted EBITDA	$50,683	$35,919	$14,764	41.1%

	Six Months Ended
	July 2, 2022	June 26, 2021	Variance
			$	%

Net Income	$42,541	$13,025	$29,516	226.6%
Interest Expense	17,643	15,602	2,041	13.1%
Income Taxes	14,409	2,405	12,004	499.1%
Depreciation	3,835	2,979	856	28.7%
Amortization	14,871	13,623	1,248	9.2%
EBITDA	$93,299	$47,634	$45,665	95.9%
Loss (gain) on extinguishment of debt(1)	—	2,415	(2,415)	(100.0)%
COVID-19 related expenses(2)	109	209	(100)	(47.8)%
Transaction related expenses(3)	—	10,398	(10,398)	(100.0)%
Facility relocation(4)	620	67	553	825.4%
Share-based compensation(5)	—	5,210	(5,210)	(100.0)%
Acquisition expense(6)	821	—	821	100.0%
Severance and transition costs (7)	500	—	500	100.0%
Change in fair value of contingent consideration(8)	—	687	(687)	(100.0)%
Change in fair value of derivative warrant liabilities(9)	—	1,929	(1,929)	(100.0)%
Adjusted EBITDA	$95,349	$68,549	$26,800	39.1%
(1)Adjustment for loss (gain) on extinguishment of debt regarding the write off of unamortized fees and third-party fees as a result of the debt modification completed in February 2021 and the prepayment of debt in the amount of $61.6 million that occurred on June 7, 2021 in conjunction with the Business Combination. See Liquidity and Capital Resources section.
(2)Expenses which are one-time and non-recurring related to the COVID-19 pandemic. See Impact of COVID-19 section.
(3)Transaction related expenses incurred as a result of the Business Combination on June 7, 2021 which consist of employee bonuses and the transaction cost allocation.
(4)Expenses related to the facility relocation for ASTA and Janus Core.

(5)Share-based compensation expense associated with Midco, LLC Class B Common units that fully vested at the date of the Business Combination.
(6)Expenses related to the transition services agreement for the DBCI acquisition which closed August 18, 2021.
(7)Reflects one-time costs associated with our strategic transformation, including executive leadership team changes, strategic business assessment and transformation projects.
(8)Adjustment related to the change in fair value of contingent consideration related to the earnout of the 2,000,000 common stock shares that were issued and released on June 21, 2021.
(9)Adjustment related to the change in fair value of derivative warrant liabilities for the private placement warrants.

Janus International Group, Inc.
Reconciliation of Net Income to Non-GAAP Adjusted Net Income
(In thousands)

	Three Months Ended
	July 2, 2022	June 26, 2021
Net Income (Loss)	$22,837	$(1,694)
Net Income Adjustments(1)	1,552	19,279
Tax Effect Non-GAAP on Net Income Adjustments(2)	393	3,005
Non-GAAP Adjusted Net Income	$24,782	$20,590

	Six Months Ended
	July 2, 2022	June 26, 2021
Net Income	$42,541	$13,025
Net Income Adjustments(1)	2,051	20,914
Tax Effect Non-GAAP on Net Income Adjustments(2)	519	3,260
Non-GAAP Adjusted Net Income	$45,111	$37,199
(1)Refer to SEC public filings for detailed breakout. This amount reconciles to the EBITDA Adjustments/Non-GAAP Adjustments
(2)Tax effected for the net income adjustments. Used effective tax rates 25.3% and 15.6% for the three and six months ended July 2, 2022 and June 26, 2021, respectively.

Janus International Group, Inc.
Non-GAAP Adjusted EPS
(In thousands)

	Three Months Ended
	July 2, 2022	June 26, 2021
Numerator:
Non-GAAP Adjusted Net Income	$24,782	$20,590
Denominator:
Weighted average number of shares:
Basic	146,575,720	81,009,261
Adjustment for Restricted Stock Units	142,217	—
Diluted	146,717,937	81,009,261
Non-GAAP Adjusted Basic EPS	$0.17	$0.25
Non-GAAP Adjusted Diluted EPS	$0.17	$0.25

	Six Months Ended
	July 2, 2022	June 26, 2021
Numerator:
Non-GAAP Adjusted Net Income	$45,111	$37,199
Denominator:
Weighted average number of shares:
Basic	146,568,719	73,577,447
Adjustment for Restricted Stock Units	79,587	302,404
Diluted	146,648,306	73,879,851
Non-GAAP Adjusted Basic EPS	$0.31	$0.51
Non-GAAP Adjusted Diluted EPS	$0.31	$0.50
Janus International Group, Inc.
Non-GAAP Free Cash Flow Conversion
(In thousands)

	Three Months Ended
	July 2, 2022	June 26, 2021
Cash flow from operating activities	$18,377	$19,263
Less capital expenditure	(2,388)	(1,629)
Free cash flow	$15,989	$17,634

Non-GAAP Adjusted Net Income	$24,782	$20,590

Free cash flow conversion of Non-GAAP Adjusted Net Income	65%	86%

	Six Months Ended
	July 2, 2022	June 26, 2021
Cash flow from operating activities	$43,152	$44,823
Less capital expenditure	(5,268)	(3,993)
Free cash flow	$37,884	$40,830

Non-GAAP Adjusted Net Income	$45,111	$37,199

Free cash flow conversion of Non-GAAP Adjusted Net Income	84%	110%

Investor Contacts, Janus

John Rohlwing
Vice President, Investor Relations & FP&A, Janus International

Rodny Nacier / Dan Scott, ICR on behalf of Janus
IR@janusintl.com
(770) 562-6399

Media Contacts, Janus

Bethany Morehouse
Marketing Content Manager, Janus International
770-746-9576
Marketing@Janusintl.com

Jason Chudoba, ICR on behalf of Janus
Jason.Chudoba@ICRinc.com

Source: Janus International Group, Inc.